As filed with the United States Securities and Exchange Commission on August 13, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ORTHOVITA, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	23-2694857
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

77 Great Valley Parkway

Malvern, PA 19355

(610) 640-1775

(Address of Principal Executive Offices)

Orthovita, Inc. 2007 Omnibus Equity Compensation Plan, as amended

(Full Title of the Plan)

Christine J. Arasin, Esquire

Vice President and General Counsel

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

(Name and Address of Agent for Service)

(610) 640-1775

(Telephone Number, Including Area Code, of Agent for Service)

Copy of all communications to:

Richard A. Silfen, Esquire

Duane Morris LLP

30 South 17th Street

Philadelphia, Pennsylvania 19103

(215) 979-1000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (1, 2)	Proposed Maximum Aggregate Offering Price (1, 2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,000,000	$4.80	$19,200,000	$1,071.36

(1)	This Registration Statement also relates to an indeterminate number of shares of Common Stock of the Registrant which may be issued upon stock splits, stock dividends, or similar transactions in accordance with Rule 416 promulgated under the Act.

(2)	Estimated pursuant to Rule 457(c) and (h) promulgated under the Act solely for the purpose of calculating the registration fee, based upon the average high and low sales prices for a share of the Registrant’s Common Stock on August 6, 2009 as reported on The NASDAQ Global Market.

This Registration Statement relates to Registration Statement Number 333-145723 and is being filed pursuant to General Instruction E of Form S-8 in order to register additional securities of the same class as other securities for which a registration statement filed on this form relating the same employee benefit plan is effective.

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement: on August 27, 2007, the Registrant filed a Registration Statement on Form S-8, Registration Statement No. 333-145723, to register 2,000,000 shares of the Registrant’s Common Stock which may be offered or sold pursuant to the Orthovita, Inc. 2007 Omnibus Equity Compensation Plan, as amended (the “Plan”). The contents of Registration Statement No. 333-145723 are incorporated by reference into this Registration Statement. The Registrant is now filing this Registration Statement to register an additional 4,000,000 shares of Common Stock that may be issued under the Plan pursuant to an amendment of the Plan authorized by the shareholders of the Registrant on June 23, 2009.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index included herewith which is incorporated herein by reference.

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EXHIBIT INDEX

Exhibit Number	Document Description

5.1	Opinion of Duane Morris LLP

10.1	2007 Omnibus Equity Compensation Plan, as amended on June 23, 2009 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A dated June 23, 2009 and incorporated herein by reference)

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1 above)

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania on August 13, 2009.

ORTHOVITA, INC.

By:	/s/ Nancy C. Broadbent
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Antony Koblish and Nancy C. Broadbent, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments to this Registration Statement (including post-effective amendments to the Registration Statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Antony Koblish	President and Chief Executive Officer (Principal Executive Officer) and Director	August 13, 2009

/s/ Nancy C. Broadbent	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 13, 2009

/s/ William E. Tidmore, Jr.	Chairman of the Board	August 13, 2009

/s/ R. Scott Barry	Director	August 13, 2009

/s/ Morris Cheston, Jr.	Director	August 13, 2009

/s/ Mary E. Paetzold	Director	August 13, 2009

/s/ Paul G. Thomas	Director	August 13, 2009

/s/ Paul T. Touhey, Jr.	Director	August 13, 2009

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